Exhibit 4.1

DOLPHIN SUBSIDIARY II, INC.

as Issuer

and

Wells Fargo Bank, N.A.,

as Trustee

Indenture

Dated as of October 3, 2011

6.50% Senior Notes due 2016

7.25% Senior Notes due 2021

i

EXHIBIT C	DTC Legend
EXHIBIT D	Regulation S Certificate
EXHIBIT E	Rule 144A Certificate
EXHIBIT F	Certificate of Beneficial Ownership
EXHIBIT G	Temporary Offshore Global Note Legend

INDENTURE, dated as of October 3, 2011, between Dolphin Subsidiary II, Inc., a Delaware corporation, as the Company, and Wells Fargo Bank, N.A., a national banking association, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of two series of senior notes, one series designated as the “6.50% Senior Notes due 2016” (the “2016 Notes”) in an aggregate principal amount of $450,000,000 and one series designated as the “7.25% Senior Notes due 2021” (the “2021 Notes”) in an aggregate principal amount of $800,000,000 (the 2016 Notes and the 2021 Notes collectively with, if and when issued, any Additional Notes, the “Notes”). All things necessary to make the Indenture a legal, valid and binding agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the legal, valid and binding obligations of the Company as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions. Unless otherwise noted, the definitions herein apply to both the singular and plural meanings of each term.

“Additional Notes” means any series of Notes issued under the Indenture in addition to the Initial Notes having the same terms in all respects as any series of the Initial Notes.

“AES” means The AES Corporation, a Delaware corporation, and its successors and assigns.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01.

“Board of Directors” of a Person means the board of directors or comparable governing body of such Person.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Cash Equivalents” means:

(1) United States dollars and such local currencies held by the Company or any Significant Subsidiary from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, no later than September 30, 2012;

(3) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing no later than September 30, 2012 issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s, “A” or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Section 3 under the Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; and

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above.

“Capitalized Lease Obligations” means all lease obligations of the Company and its Subsidiaries which, under GAAP, are or will be required to be capitalized, in each case taken at the amount of the lease obligation accounted for as indebtedness in conformity with those principles.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit F.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock; or (3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors of the Company. For the avoidance of doubt, the consummation of the Merger and the Dolphin II Merger, including any change to the Board of Directors of the Company in connection therewith, shall not constitute a Change of Control pursuant to this Indenture, so long as upon consummation of the Merger and the Dolphin II Merger, the surviving company is a direct or indirect subsidiary of AES.

“Change of Control Offer” has the meaning assigned to such term in Section 4.07.

“Change of Control Payment” has the meaning assigned to such term in Section 4.07.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.07.

“Change of Control Triggering Event” means the occurrence of a Rating Event and a Change of Control.

“Clearstream” means Clearstream Banking SA and its successors.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the Notes of any series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of that series.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in its latest audited financial statements and prepared in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by vote of the Board of Directors or by approval of the stockholders after receipt of a proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the dated hereof is located at the Trustee’s address set forth in Section 10.03, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Currency, Interest Rate or Commodity Agreements” means an agreement or transaction involving any currency, interest rate or Energy price or volumetric swap, cap or collar arrangement, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind for the hedging or management of foreign exchange, interest rate or Energy price or volumetric risks, it being understood, for purposes of this definition, that the term “Energy” will include, without limitation, coal, gas, oil and electricity.

“Default” means with respect to any series of Notes, any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Dolphin II Merger” means the merger of the Company and DPL, which will occur subject to and immediately upon the consummation of the Merger.

“DP&L” means The Dayton Power and Light Company, an Ohio corporation, and a Subsidiary of DPL.

“DPL” means DPL Inc., an Ohio corporation, and its successors and assigns.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Escrow Account” means a segregated account, established pursuant to the terms of the Escrow Agreement with Credit Suisse AG, New York Branch, free from all Liens (other than those Liens permitted under the Escrow Agreement).

“Escrow Agent” means Credit Suisse AG, New York Branch, as escrow agent under the Escrow Agreement or any successor escrow agent as set forth in the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated September 27, 2011, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow Property” means the proceeds from the offering of the Notes (net of Initial Purchasers’ discounts), cash in an amount equal to the sum of the Initial Purchasers’ discounts, 1.0% of the offering price of each series of Notes and an amount equal to the interest payable on each series of Notes from the Issue Date of each such series of Notes to September 30, 2012, deposited in the Escrow Account as specified in the Escrow Agreement.

“Escrow Release Conditions” has the meaning assigned to such term in the Escrow Agreement.

“Euroclear” means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

“Event of Default” with respect to any series of Notes has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any Subsidiary of the Company:

(1) in respect of which neither the Company nor any Subsidiary of the Company (other than another Excluded Subsidiary) has undertaken any legal obligation to give any guarantee for the benefit of the holders of any Indebtedness for Borrowed Money (other than to another member of the Group) other than in respect of any statutory obligation and the Subsidiaries of which are all Excluded Subsidiaries; and

(2) which has been designated as such by the Company by written notice to the Trustee; provided that the Company may give written notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary whereupon it shall cease to be an Excluded Subsidiary.

“Fitch” means Fitch Ratings Ltd.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons.

“Group” means the Company and its Subsidiaries and “member of the Group” shall be construed accordingly.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Indebtedness, to Incur, create, issue, assume or guarantee or otherwise become liable for such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or in kind) nor the accretion of original issue discount shall be considered an “Incurrence” of Indebtedness.

“Indebtedness” means, with respect to the Company or any of its Subsidiaries at any date of determination (without duplication):

(1) all Indebtedness for Borrowed Money (excluding any credit which is available but undrawn);

(2) all obligations in respect of letters of credit (including reimbursement obligations with respect to letters of credit);

(3) all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title to the property or the completion of such services, except trade payables;

(4) all Capitalized Lease Obligations;

(5) all indebtedness of other persons secured by a mortgage, charge, lien, pledge or other security interest on any asset of the Company or any of its Subsidiaries, whether or not such indebtedness is assumed; provided that the amount of such Indebtedness must be the lesser of: (a) the fair market value of such asset at such date of determination and (b) the amount of the secured indebtedness;

(6) all indebtedness of other persons of the types specified in the preceding clauses (1) through (5), to the extent such indebtedness is guaranteed by the Company or any of its Subsidiaries; and

(7) to the extent not otherwise included in this definition, net obligations under Currency, Interest Rate or Commodity Agreements.

The amount of Indebtedness at any date will be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (1) through (7) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Indebtedness For Borrowed Money” means any indebtedness (whether being principal, premium, interest or other amounts) for:

(1) money borrowed;

(2) payment obligations under or in respect of any trade acceptance or trade acceptance credit; or

(3) any notes, bonds, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placement, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

provided, however, in each case, that such term will exclude:

(a) any indebtedness relating to any accounts receivable securitizations;

(b) any Indebtedness of the type permitted to be secured by Liens pursuant to Section 4.03(b)(xii) hereof; and

(c) any Preferred Securities which are issued and outstanding on the date of original issue of the Notes or any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any such existing Preferred Securities, for amounts not exceeding the principal amount or liquidation preference of the Preferred Securities so extended, renewed or replaced.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Notes” means the 2016 Notes and the 2021 Notes issued on the Issue Date and any Notes of each series issued in replacement thereof.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Additional Notes by the Company.

“Interest Payment Date” has the meaning ascribed to such term in the Notes.

“Issue Date” means the date on which the Initial Notes are originally issued under the Indenture.

“Lien” means any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term “Lien” does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

“Merger” means the merger of Dolphin Sub, Inc. and DPL pursuant to the Merger Agreement.

“Merger Agreement” means the definitive merger agreement among Dolphin Sub, Inc., AES and DPL entered into on April 19, 2011.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Obligations” has the meaning specified in Section 11.01.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer, any assistant treasurer, the secretary, any assistant secretary or any other vice president.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Holder” means, at any time, AES and its affiliates. In addition, any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its affiliates, constitute an additional Permitted Holder.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Securities” means, without duplication, any trust preferred or preferred securities or related debt or guaranties of the Company or any of its Subsidiaries.

“Project Finance Debt” means:

(1) any Indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset which is Incurred by an Excluded Subsidiary; and

(2) any Indebtedness to finance or refinance the ownership, acquisition, development, design, engineering, procurement, construction, servicing, management and/or operation of any project or asset in respect of which the person or persons to whom any such Indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment of that Indebtedness other than: (a) recourse to such member of the Group for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from, or ownership interests or other investments in, such project or asset; and/or (b) recourse to such member of the Group for the purpose only of enabling amounts to be claimed in respect of such Indebtedness in an enforcement of any encumbrance given by such member of the Group over such project or asset or the income, cash flow or other proceeds deriving from the project (or given by any shareholder or the like, or other investor in, the borrower or in the owner of such project or asset over its shares or the like in the capital of, or other investment in, the borrower or in the owner of such project or asset) to secure such Indebtedness, provided that the extent of such recourse to such member of the Group is limited solely to the amount of any recoveries made on any such enforcement; and/or (c) recourse to such borrower generally, or directly or indirectly to a member of the Group, under any form of assurance, indemnity, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect of a payment obligation, or any obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the person against which such recourse is available.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agencies” means, with respect to any series of Notes, (a) each of Fitch, Moody’s and S&P, and (b) if any of Fitch, Moody’s or S&P ceases to rate any series of the Notes or fails to make a rating of the Notes of any series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes of any series is lowered by two of the three Rating Agencies on any day within the period commencing on the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended so long as the rating of the Notes of any series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Redemption Notice” has the meaning assigned to such term in the Escrow Agreement.

“Redemption Price” has the meaning assigned to such term in Section 3.01.

“Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and J.P. Morgan Securities LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Regular Record Date” for the interest payable on any Interest Payment Date means the close of business on April 1 or October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary (if any), treasurer, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers; and also means, with respect to a particular corporate trust mater, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, at any particular time, any Subsidiary of the Company whose gross assets or gross revenues (having regard to the Company’s direct and/or indirect beneficial interest in the shares, or the like, of that Subsidiary) represent at least 25% of the consolidated gross assets or, as the case may be, consolidated gross revenues of the Company.

“Subsidiary” means, with respect to any person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees is at the time owned, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person.

“Surviving Person” has the meaning ascribed to such term in Section 5.01 hereof.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit G.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligation” means any:

(1) security which is: (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of clause (a) or (b), is not callable or redeemable at the option of the issuer of the obligation, and

(2) depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(c) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(d) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(e) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines; and

(f) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meaning assigned to them therein to the extent applicable.

ARTICLE 2

THE NOTES

SECTION 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee’s certificate of authentication related thereto will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of Note of each series annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes of each series may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject. The Notes of each series will be dated the date of its authentication. The Notes of each series will be issuable in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

(b)(i) Except as otherwise provided in paragraph (c), Section 2.10(b)(iii) or (c), or Section 2.09(b)(iv), each Initial Note or Additional Note (other than a Permanent Offshore Note) will bear the Restricted Legend.

(ii) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(iii) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(iv) Initial Notes and Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(c) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor rule) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, the Company may instruct the Trustee in writing to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

SECTION 2.02. Execution and Authentication; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

(c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver:

(i) 2016 Notes for original issue in the aggregate principal amount not to exceed $450,000,000 and 2021 Notes for original issue in aggregate principal amount not to exceed $800,000,000; and

(ii) Additional Notes of any series from time to time for original issue in aggregate principal amounts specified by the Company (which such Additional Notes of any series, together with the Notes of the applicable series issued hereunder, shall constitute a single series of Notes under this Indenture, and will be treated as a single class hereunder, including for purposes of voting hereunder), after the following conditions have been met:

(1) Receipt by the Trustee of an Officers’ Certificate specifying:

(A) the amount and series of Notes to be authenticated and the date on which such Notes are to be authenticated,

(B) whether such Notes are to be Initial Notes or Additional Notes,

(C) in the case of Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4 of the Indenture, and

(D) other information the Company may determine to include or the Trustee may reasonably request (including, without limitation, statements per Section 10.04 herein).

(2) In the case of Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes. Additional Notes will be fungible with the Initial Notes if they are issued pursuant to a qualified reopening under Treasury Regulations section 1.1275-2(k) or are issued with no original issue discount, or less than the de minimis amount of original issue discount, for U.S. federal income tax purposes.

(3) Delivery of an order of the Company to the Trustee to authenticate such Notes (an “Authentication order”).

(4) Delivery of an Opinion of Counsel per Section 10.04 herein.

SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

SECTION 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company and the Trustee, from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

SECTION 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for:

(i) Notes cancelled by the Trustee or delivered to it for cancellation;

(ii) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

SECTION 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes, the Company will execute and the Trustee upon receipt of an Authentication Order will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series and of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

SECTION 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

SECTION 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use “CUSIP” and “CINS” numbers for each series of Notes, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption and in Change of Control Offers as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or Change of Control Offer. The Company will promptly notify the Trustee in writing of any change in the CUSIP or CINS numbers.

SECTION 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and except under the circumstances described in subsections (b)(ii) or (b)(iv) of this Section 2.09, the Notes will be issued in global form only. The Company shall cause the Trustee to maintain a register (the “Register”) of the Notes of each series, for registering the record ownership of Notes of such series by the Holders thereof and transfers and exchanges of the Notes of each series.

(b) (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (x) as set forth in Section 2.09(b)(iv) and (y) transfers of portions thereof in the form of Certificated Notes may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv) If (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in each case a successor depositary is not appointed by the Company within 90 days of that notice or becoming aware that the Depositary is no longer so registered or willing or able to act as a depositary, (B) the Company determines not to have the Notes of a series represented by a Global Note and provides written notice thereof to the Trustee; provided that in no event shall a

Temporary Offshore Global Note be exchanged for certificated Notes prior to the expiration of the distribution compliance period and the receipt of any required Regulation S Certificate; or (C) an Event of Default shall have occurred and be continuing with respect to the Notes of a series and the Depositary so requests, the Trustee will promptly exchange each beneficial interest in each Global Note for one or more Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon each Global Note will be deemed canceled. If a Global Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If a Global Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note issued pursuant to subsection (b)(iv) will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of the same series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for the purpose; provided that:

(i) no transfer or exchange will be effective until it is registered in the Register and

(ii) the Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to a Change of Control Offer, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to a Change of Control Offer is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name any Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e) (i) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note of the same series, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note of the same series, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note of the same series, deliver to the Holder thereof one or more Certificated Notes of the same series in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

SECTION 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence; provided, however, the Trustee shall not have an independent duty to monitor or verify that any transfer is in compliance with any securities laws, other than to require delivery of such certificates and other documents as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements of this Indenture.

(b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(i)
U.S. Global Note	Offshore Global Note	(ii)
Certificated Note	Certificated Note	(iii)
Offshore Global Note	U.S. Global Note	(iv)
Offshore Global Note	Offshore Global Note	(i)

(i) No certification is required.

(ii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate.

(iii) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (1) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (2) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(iv) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein) after such Note (i) is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii) sold pursuant to an effective registration statement.

Any Certificated Note delivered in reliance upon this paragraph (c) will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Trustee.

SECTION 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

(d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

ARTICLE 3

OPTIONAL REDEMPTION

SECTION 3.01. Optional Redemption. (a) The Notes of each series are subject to redemption upon not less than 30 nor more than 60 days notice mailed to each Holder of such Notes to be redeemed at its address appearing in the Register, prior to September 15, 2016, with respect to the 2016 Notes, and July 15, 2021, with respect to the 2021 Notes, at any time in whole or in part, at the election of the Company at a price (the “Redemption Price”) equal to the greater of:

(i) 100% of the principal amount of the Notes of that series being redeemed; or

(ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes of that series being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points with respect to the 2016 Notes and 50 basis points with respect to the 2021 Notes;

plus, for (i) or (ii) above, whichever is applicable, accrued interest on such Notes to the date of redemption.

(b) Under the procedures set forth above in Section 3.01(a), the Redemption Price payable upon the optional redemption prior to September 15, 2016, with respect to any 2016 Notes, and July 15, 2021, with respect to any 2021 Notes called for redemption shall be determined by calculating the present value at that time of each remaining payment of principal of or interest on such Notes and then totaling those present values. If the sum of those present values is equal to or less than 100% of the principal amount of the Notes called for redemption, the Redemption Price of such Notes shall be 100% of its principal amount (redemption at par). If the sum of the present values is greater than 100% of the principal amount of the Notes called for redemption, the Redemption Price of such Notes shall be that greater amount (redemption at a premium). In no event may any Notes be redeemed optionally at less than 100% of their principal amount. The Redemption Price will be calculated by the Quotation Agent and the Company, the Trustee and any Paying Agent of the series of Notes to be redeemed will be entitled to rely on such calculation without need for further verification.

(c) At any time on or after September 15, 2016, with respect to the 2016 Notes and July 15, 2021, with respect to the 2021 Notes, the 2016 Notes and the 2021 Notes, respectively, will be redeemable in whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption.

SECTION 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem any Notes of any series, it must notify the Trustee of the redemption date, the series and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 15 days prior to the date of the mailing of the notice (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes of any series are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes of such series to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems appropriate, in denominations of $1,000 principal amount and multiples thereof, provided that no Notes of less than $2,000 may be redeemed in part. The Trustee will notify the Company promptly of the Notes of such series or portions of Notes of such series to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request (the Company to provide or cause to be provided to the Trustee such information to be included in such notice five (5) days prior to such notice being sent to Holders, unless a shorter period is satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i) the redemption date;

(ii) the Redemption Price, including the portion thereof representing any accrued interest;

(iii) the place or places where Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the Redemption Price;

(v) on the redemption date the Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date, unless the Company defaults in the deposit of the Redemption Price;

(vi) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes of such series equal in principal amount to the unredeemed portion will be issued; and

(vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the Redemption Price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the Redemption Price. Commencing on the redemption date, Notes redeemed will cease to accrue interest, unless the Company defaults in the deposit of the Redemption Price. Upon surrender of any Note redeemed in part, the Holder will receive a new Note of such series equal in principal amount to the unredeemed portion of the surrendered Note.

SECTION 3.03. Sinking Fund. No sinking fund is provided for the Notes.

SECTION 3.04. Special Mandatory Redemption.

(a) Terms used in this Section 3.04 and not otherwise defined in this Indenture have the meanings set forth in the Escrow Agreement.

(b) All outstanding Notes of any series shall be subject to mandatory redemption (a “Special Mandatory Redemption”) in whole, and not in part, in the event that either:

(i) prior to September 30, 2012, the Company shall have determined in its discretion that the Escrow Release Conditions cannot be satisfied by such date and shall have provided a Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the date (the “Special Mandatory Redemption Date”) on which a Special Mandatory Redemption will occur; or

(ii) the Escrow Property shall not have been released pursuant to the terms of the Escrow Agreement by 11:59 p.m. on September 30, 2012. Pursuant to the Escrow Agreement the Company shall provide, within three (3) Business Days after September 30, 2012, a Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the Special Mandatory Redemption Date.

(c) In the event that the Trustee receives and acknowledges a Redemption Notice pursuant to the Escrow Agreement and this Section 3.04, it shall mail or cause to be mailed by first class mail not later than the next Business Day following the receipt of such Redemption Notice, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Such notice shall identify the Notes to be redeemed and state the following information:

(i) the Special Mandatory Redemption Date;

(ii) the Special Mandatory Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(iii) the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Property;

(iv) the place or places where Notes are to be surrendered for redemption;

(v) Notes called for redemption must be so surrendered in order to collect the Special Mandatory Redemption Price;

(vi) on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Special Mandatory Redemption Date; and

(vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d) The Special Mandatory Redemption Date shall be not later than thirty (30) days following the date of the Redemption Notice. The redemption price paid upon a Special Mandatory Redemption (the “Special Mandatory Redemption Price”) shall be the sum of 101% of the issue price of the Notes to be redeemed plus accrued and unpaid interest on the Notes of that series from the Issue Date of the Notes of that series up to, but not including, the

Special Mandatory Redemption Date. On and after the Special Mandatory Redemption Date interest shall cease to accrue on outstanding Notes of that series.

(e) Upon the release of the Escrow Property to the Company in connection with the consummation of the merger of the Company and DPL, this Section 3.04 will cease to apply and will have no further force or effect.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes. (a) The Company agrees to pay the principal of, premium, if any, and interest on the Notes of each series on the dates and in the manner provided in the Notes of each series and the Indenture. Not later than 9:00 A.M. (New York City time) on the due date of any principal of, premium, if any, or interest on any Notes, or any redemption or purchase price of the Notes of any series, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee in writing of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by electronic funds transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company through the Paying Agent will make all payments by electronic funds transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

SECTION 4.02. Maintenance of Office or Agency. The Company will maintain, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office as one such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee at the Corporate Trust Office.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03. Limitations on Liens. (a) Neither the Company nor any Significant Subsidiary shall issue, assume or guarantee any Indebtedness secured by a Lien upon any property or assets (other than any cash or cash equivalents) of the Company or such Significant Subsidiary (including for the avoidance of doubt, any common stock of DP&L), as applicable, without effectively providing that the outstanding Notes (together with, if the Company so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Notes) will be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness is so secured. The foregoing limitation on Liens of this clause (a) will not, however, apply to:

(i) Liens in existence on the Issue Date;

(ii) any Lien created or arising over any property which is acquired, constructed or created by the Company or any of its Significant Subsidiaries, but only if:

(A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees Incurred in relation to that property or a guarantee given in respect of that property;

(B) such Lien is created or arises on or before 180 days after the completion of such acquisition, construction or creation; and

(C) such Lien is confined solely to the property so acquired, constructed or created;

(iii) (A) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company and/or a Significant Subsidiary or in connection with the issuance of letters of credit for the benefit of the Company and/or a Significant Subsidiary;

(B) any Lien on accounts receivable securing Indebtedness of the Company and/or a Significant Subsidiary Incurred in connection with the financing of such accounts receivable;

(C) any Lien Incurred or deposits made in the ordinary course of business, including, but not limited to, (x) any mechanic’s, materialmen’s, carrier’s, workmen’s, vendors’ and other like Liens and (y) any Liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security;

(D) any Lien upon specific items of inventory or other goods of the Company and/or a Significant Subsidiary and the proceeds thereof securing obligations of the Company and/or a Significant Subsidiary in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(E) any Lien Incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds, letters of credit not securing borrowings and other obligations of like nature Incurred in the ordinary course of business;

(F) any Lien created by the Company or a Significant Subsidiary under or in connection with or arising out of a Currency, Interest Rate or Commodity Agreement or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity or natural gas distribution industry, including a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations Incurred in respect of Currency, Interest Rate or Commodity Agreements;

(G) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and

(H) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

(iv) Liens in favor of the Company or a Subsidiary of the Company;

(v)(A) Liens on any property or assets acquired from an entity which is merged with or into the Company or a Significant Subsidiary or any Liens on the property or assets of any entity existing at the time such entity becomes a Subsidiary of the Company and, in either case, is not created in anticipation of the transaction, unless the Lien was created to secure or provide for the payment of any part of the purchase price of that entity;

(B) any Lien on any property or assets existing at the time of its acquisition and which is not created in anticipation of such acquisition, unless the Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets; and

(C) any Lien created or outstanding on or over any asset of any entity which becomes a Significant Subsidiary on or after the date of the issuance of the Notes, where the Lien is created prior to the date on which that entity becomes a Significant Subsidiary;

(vi) (A) Liens required by any contract, statute or regulation in order to permit the Company or a Significant Subsidiary to perform any contract or subcontract made by it with or at the request of a governmental entity or any governmental department, agency or instrumentality, or to secure partial, progress, advance or any other payments by the Company or a Significant Subsidiary to such governmental unit under the provisions of any contract, statute or regulation;

(B) any Lien securing industrial revenue, development, pollution control, solid waste disposal or similar bonds issued by or for the benefit of the Company or a Significant Subsidiary, provided that such industrial revenue, development, pollution control or similar bonds do not provide recourse generally to the Company and/or such Significant Subsidiary; and

(C) any Lien securing taxes or assessments or other applicable governmental charges or levies;

(vii) any Lien which arises under any order of attachment, restraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising under such legal process is effectively stayed and the claims secured by that Lien are being contested in good faith and, if appropriate, by appropriate legal proceedings, and any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

(viii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets);

(ix) any Lien created in connection with Project Finance Debt;

(x) any Lien created by DP&L or its subsidiaries securing Indebtedness of DP&L or its subsidiaries;

(xi) any Lien created in connection with the securitization of some or all of the assets of DPL and the associated issuance of Indebtedness as authorized by applicable state or federal law in connection with the restructuring of jurisdictional electric or gas businesses;

(xii) any Lien on stock created in connection with a mandatorily convertible or exchangeable stock or debt financing, provided that any such financing may not be secured by or otherwise involve the creation of a Lien on any capital stock of DPL or any successor entity to DPL; and

(xiii) any Lien under one or more credit facilities for Indebtedness in an aggregate principal amount outstanding at any time not to exceed 10% of Consolidated Net Assets.

SECTION 4.04. Noteholders’ Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each series pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Notes, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

SECTION 4.05. Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act. The Company shall also notify the Trustee in writing of any Default or Event of Default under this Indenture, provided, however, that a failure by the Company to deliver such notice shall not constitute a Default or an Event of Default under this Indenture, if the Company has remedied such Default within any applicable grace period.

SECTION 4.06. Reports by the Company. (a) So long as the Company is required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide copies to the Trustee with the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or does not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the Securities and Exchange Commission, the Company shall deliver (which may be accomplished through posting on the internet) to the Trustee and to the Holders, without cost to any Holder:

(i) within 90 days after the end of each fiscal year, audited financial statements; and

(ii) within 45 days after the end of the first three fiscal quarters of each fiscal year (commencing no earlier than the fiscal quarter ending September 30, 2011), quarterly unaudited financial statements.

(b) If the Company ceases to be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will provide, without charge, upon the written request of (x) a Holder of any Notes or (y) a prospective Holder of any of the Notes who is a “qualified institutional buyer” within the meaning of Rule 144A and is designated by an existing Holder of any of the Notes (in each case, with a copy to the Trustee), with the information with respect to the Company required to be delivered under Rule 144A(d)(4) under the Securities Act to enable resales of the Notes to be made pursuant to Rule 144A. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusive on Officers’ Certificates).

SECTION 4.07. Repurchase of Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of the Notes of any series shall have the right to require that the Company repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of such Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder of the Notes of that series, with a copy to the Trustee, stating:

(i) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

(ii) the transaction or transactions that constitute the Change of Control Triggering Event;

(iii) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(iv) the procedures that a Holder must follow in order to properly tender such Holder’s Notes pursuant to the Change of Control Offer.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

(d) On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, which shall initially be the Trustee, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted.

SECTION 4.08. Limitation on Activities of the Company. Notwithstanding anything in this Indenture to the contrary, prior to the consummation of the merger between DPL and the Company, the Company shall not engage in any business activity or undertake any other activity, except (a) any activity relating to the offering, sale or issuance of the Notes issued on the Issue Date and the incurrence of Indebtedness represented by the Notes, (b) issuing equity interests to, and receiving capital contributions from, AES or its Subsidiaries, (c) performing its obligations in respect of the Notes under the Indenture and the Escrow Agreement, including if necessary, redeeming the Notes pursuant to Section 3.04 hereof and (d) conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the consummation of the merger between DPL and the Company, the Company will not issue any Indebtedness other than the Notes, own, hold or otherwise have any interest in any assets other than the Escrow Account and cash or Cash Equivalents.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

SECTION 5.01. Limitations on Merger, Consolidation, Sale, Lease or Conveyance. The Company shall not (i)(a) consolidate with or merge with or into any other Person, or permit any Person to merge into or consolidate with the Company, or convey, transfer or lease its consolidated properties and assets substantially as an entirety (in one transaction or in a series of related transactions), (b) convey, transfer or lease its consolidated electric transmission and distribution assets and operations substantially as an entirety (in one transaction or in a series of related transactions), or (c) convey, transfer or lease all or substantially all of its consolidated electric generation assets and operations (in one transaction or a series of transactions), to any Person or (ii) permit any of its Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of (x) the Company’s consolidated properties and assets substantially as an entirety, (y) the Company’s consolidated electric transmission and distribution assets and operations substantially as an entirety or (z) all or substantially all of the Company’s consolidated electric generation assets and operations unless, in each case:

(A) either (1) the Company will be the surviving entity, or (2) the surviving entity, if other than the Company, formed by such consolidation or into which the Company is merged or that acquired or leased such property or assets (the “Surviving Person”) shall be an entity organized under the laws of the

United States of America, one of its States or the District of Columbia and expressly assumes by supplemental indenture the Company’s obligations under the Notes and the Indenture, provided, however, that in the event following a conveyance, transfer or lease of the Company’s consolidated properties and assets substantially as an entirety or a conveyance, transfer or lease of all or substantially all of the Company’s consolidated electric generation assets and operations, the Company continues to own, directly or indirectly, its consolidated electric transmission and distribution assets and operations that it held immediately preceding such conveyance, transfer or lease substantially as an entirety, the Notes and the Indenture shall remain the obligations of the Company and shall not be assumed by the Surviving Person;

(B) immediately after giving effect to that transaction, no Event of Default shall have occurred and be continuing; and

(C) the Company shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate stating that such merger, consolidation, sale, lease or conveyance and such supplemental indenture (if any) complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Surviving Person enforceable against such entity in accordance with its terms, subject to customary exceptions.

SECTION 5.02. Successor Substituted. Except as otherwise provided in the proviso to Section 5.01(ii)(A), upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the Surviving Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein.

ARTICLE 6

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default. (a) Prior to the release of the Escrow Property pursuant to the terms of the Escrow Agreement, each of the following shall be an “Event of Default” under this Indenture with respect to the Notes of any series:

(i) default in the payment of any interest upon any Note of that series when it becomes due and payable and continuance of such default for a period of 30 days;

(ii) failure to comply with the provisions of Section 3.04 hereof; and

(iii) the first priority security interest granted in the Escrow Account holding the Escrow Property and all deposits therein to secure the Notes ceases to (A) be in full force and effect, (B) ceases to give the Trustee for the benefit of the Holders of the Notes the Liens, rights, powers and privileges purported to be created and granted thereby in favor of the Trustee or (C) is asserted by the Company not to be a valid, perfected first priority security interest in or Lien on the proceeds covered thereby.

(b) Following the release of the Escrow Property pursuant to the terms of the Escrow Agreement, an “Event of Default” occurs with respect to the Notes of any series if:

(i) the Company defaults in the payment of the principal of, or any premium on, any Note of that series when the same becomes due and payable at maturity, upon acceleration, redemption or required purchase or otherwise;

(ii) the Company defaults in the payment of interest on any Note of that series when the same becomes due and payable, and the default continues for a period of 30 days;

(iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes of that series and the default or breach continues for a period of 30 consecutive days after written notice specifying the default is delivered to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes of that series;

(iv) a default occurs in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed, issued by the Company, or in the payment of principal under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for Borrowed Money, of the Company or any Significant Subsidiary if such Indebtedness for Borrowed Money is not Project Finance Debt and provides for recourse generally to the Company or any Significant Subsidiary, which default for payment of principal is in an aggregate principal amount exceeding $40 million when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended (until such time as such payment default is remedied, cured or waived);

(v) a court having jurisdiction enters a decree or order for: (i) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries; or (iii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries; and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(vi) the Company or any of its Significant Subsidiaries: (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries; or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (v) or (vi) a “Bankruptcy Default”).

SECTION 6.02. Acceleration. (a) If an Event of Default specified in Section 6.01(a)(i), (ii) or (iii) occurs the principal of, premium and any accrued interest on the Notes of any series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The exclusive remedy upon any Event of Default specified in Section 6.01(a)(i), (ii) or (iii) above shall be to enforce, collect or realize on the Escrow Property or exercise any other right or remedy with respect to the Escrow Property.

(b) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs with respect to the Notes of any series and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of that series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the outstanding Notes of that series to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes of any series then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) The Holders of at least a majority in principal amount of the outstanding Notes of any series by written notice to the Company and to the Trustee may waive all past defaults with respect to the Notes of that series and rescind and annul a declaration of acceleration with respect to the Notes of that series and its consequences if:

(i) all existing Events of Default applicable to the Notes of that series, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of that series that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 6.03. Other Remedies. If an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of that series or does not produce any of them in the proceeding. When the Trustee Incurs expenses or renders services after the occurrence of an act of bankruptcy with respect to the Company, the expenses and the compensation for such services are intended to constitute expenses of administration under any federal or state bankruptcy, insolvency, arrangement, moratorium, reorganization or other debtor relief law.

SECTION 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of outstanding Notes of any series may, by notice to the Trustee, waive an existing Default with respect to the Notes of that series and its consequences. Upon such waiver, the Default with respect to the Notes of that series will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority. Subject to Section 7.02(iv), the Holders of at least a majority in aggregate principal amount of outstanding Notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes of any series not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes of any series.

SECTION 6.06. Limitation on Suits. A Holder of the Notes of any series may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes of that series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes of that series, unless:

(i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of that series;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes of that series have made written request to a Responsible Officer of the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be Incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series have not given the Trustee a written direction that is inconsistent with such written request.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of, premium, if any, or interest on its Note on or after the stated maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in clause (1) or (2) of Section 6.01(b) occurs and is continuing with respect to the Notes of that series, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes of that series, together with interest on overdue principal and, to the lawful, overdue installments of interest, in each case at the rate specified in the Notes of that series, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article, it shall payout the money or property in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders of the Notes of any series in respect of which moneys have been collected for amounts then due and unpaid for principal of, premium, if any, and interest on such Notes, ratably, without preference or priority of any kind of any Note over any other Note (whether of the same series or not), according to the amounts due and payable on such Notes for principal, premium, if any, and interest; and

Third: to the Company or as a court of competent jurisdiction may direct in a final, non-appealable order.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of such series.

SECTION 6.13. Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 6.15. Waiver of Stay, Extension or Usury Laws.The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if an adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(i) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit and shall Incur no liability of any kind by reason of such inquiry or investigation.

(ii) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 10.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(iii) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(iv) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes of any series, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be Incurred by it in compliance with such request or direction.

(v) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of the Notes in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(vi) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(vii) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise Incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(viii) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(ix) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(x) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(xi) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(xii) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(xiii) The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “Cash Transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “Self-liquidating Paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or Incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or Incurring of the draft, bill of exchange, acceptance or obligation.

SECTION 7.04. Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

SECTION 7.05. Notice of Default. If any Default with respect to the Notes of any series occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder of such series within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of the Notes of such series. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each October 1, beginning with October 1, 2012, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such October 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

SECTION 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances Incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee and Agents, for, and hold each of them harmless against, any loss, claim, damage, liability or expense Incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal, premium, if any, of, and interest on particular Notes.

(d) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(e) The provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08. Replacement of Trustee. (a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in principal amount of all then outstanding Notes of all series (voting as a single class) may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

(v) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of all then outstanding Notes of all series (voting as a single class) may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of all then outstanding Notes of all series (voting as a single class) may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee upon payment of its charges hereunder will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

SECTION 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

SECTION 8.01. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Notes of any series outstanding hereunder (other than Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.04) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes of any series theretofore authenticated (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.04) or (c) (i) all the Notes of any series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.05) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity or upon redemption of all Notes of such series (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.04) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to the Notes of such series, then this Indenture shall cease to be of further effect with respect to the Notes of such series (except as to (i) rights of registration of transfer and exchange of securities of such, and the Company’s right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes of such series to receive payments of principal, and premium, if any, thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders of Notes of such series to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (v) the rights of the Holders of Notes of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided that the rights of Holders of Notes of such series to receive amounts in respect of principal of, premium, if any, and interest on the Notes of such series held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes of such series are listed. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly Incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

SECTION 8.02. Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Notes of any series, on the 123rd day after the deposit referred to in clause (A) of this Section 8.02 has been made with respect to the Notes of such series, and the provisions of this Indenture shall no longer be in effect with respect to the Notes of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to: (a) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes of such series, (c) rights of Holders to receive payments of principal thereof, premium, if any, of such series and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (d) the rights, obligations and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (e) the rights of the Holders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(A) with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Sections 7.08 and 7.10) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of the applicable series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Notes of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Notes of such series and the Indenture with respect to the Notes of such series;

(B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of this Indenture or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C) immediately after giving effect to such deposit on a pro form a basis, no Event of Default with respect to such series of Notes, or event that after the giving of notice or lapse of time or both would become an Event of Default with respect to such series of Notes, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

(D) if at such time the Notes of such series are listed on a national securities exchange, the Company has delivered to the Trustee an

Opinion of Counsel to the effect that the Notes of such series will not be delisted as a result of such deposit, defeasance and discharge.

SECTION 8.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant in Article 4 or Section 5.01 and clauses (iii), (iv) and (vii) of Section 6.01(b) shall be deemed not to be an Event of Default in each case, with respect to any series of Notes, if:

(A) with reference to this Section 8.03, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.08) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the applicable series of Notes, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of principal and interest in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (A) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding Notes of such series on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Notes of such series and the Indenture with respect to the Notes of such series on the day on which such payments are due and payable in accordance with the terms of the Notes of such series and the Indenture with respect to the Notes of such series;

(B) the Company has delivered to the Trustee (i) an Opinion of Counsel to the effect that Holders of the applicable series of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.03 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default with respect to such series of Notes, or event that after the giving of notice or lapse of time or both would become an Event of Default with respect to such series of Notes, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

(D) if at such time the Notes of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Notes of such series will not be delisted as a result of such deposit, defeasance and discharge.

SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of, premium, if any, and interest on the applicable series of Notes in accordance with such Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. Subject to applicable unclaimed property laws, the Trustee will pay to the Company upon request any money held for payment with respect to the applicable series of Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder of the applicable series of Notes entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders of the applicable series of Notes entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

SECTION 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Sections 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the applicable series of Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of, premium, if any, or interest on the Notes of any series because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Amendments Without Consent of Holders. (a) The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(i) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

(ii) to comply with Section 5.01;

(iii) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(v) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(vi) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

(vii) to provide for or confirm the issuance of Additional Notes; or

(viii) to make any other change that does not materially and adversely affect the rights of any Holder.

SECTION 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company and the Trustee may amend the Indenture with respect to the Notes of any series and the Notes of such series with the written consent of the Holders of a majority in principal amount of the outstanding Notes of such series, and the Holders of a majority in principal amount of the outstanding Notes of such series by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture with respect to the Notes of such series or the Notes of such series.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder of Notes of any series affected, an amendment or waiver may not:

(i) reduce the principal amount of or change the stated maturity of any installment of principal of any Note of that series;

(ii) reduce the rate of or change the stated maturity of any interest payment on any Note of that series;

(iii) reduce the amount payable upon the redemption or any required repurchase of any Note of that series or change the times at which any Note of that series may be redeemed or repurchased or, once notice of redemption or a Change of Control Offer has been given, the time at which it must thereupon be redeemed or repurchased;

(iv) make any Note of that series payable in money other than that stated in such Note;

(v) impair the right of any Holder of Notes of that series to receive any principal payment, premium payment, if any, or interest payment on such Holder’s Notes, on or after the stated maturity thereof, or to institute suit for the enforcement of any such payment;

(vi) make any change in the percentage of the principal amount of the Notes of that series required for amendments or waivers; or

(vii) modify or change any provision of the Indenture affecting the ranking of the Notes of that series in a manner adverse to the Holders of the Notes of that series.

(c) It is not necessary for Holders of Notes of a series to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) Subject to Section 9.04, an amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes of the series affected. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

SECTION 9.03. Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of Notes of the series affected unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

SECTION 9.04. Trustee’s Rights and Obligations. The Trustee shall be provided with, and will be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. Upon receipt of such an Opinion of Counsel and Officer’s Certificate, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture with respect to any series of Notes or the Notes of that series unless such consideration is offered to be paid, or agreed to be paid to all Holders of the Notes of that series that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

SECTION 10.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “Act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes of any series, which will be binding on all the Holders of Notes of that series.

(c) Any Act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an Act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders of Notes of any series entitled to Act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default with respect to the Notes of that series, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of such Event of Default. If a record date is fixed with respect to the Notes of any series, those Persons that were Holders of Notes of that series at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders of Notes of that series after the record date. No Act will be valid or effective for more than 90 days after the record date.

SECTION 10.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Dolphin Subsidiary II, Inc.

c/o The AES Corporation

4300 Wilson Boulevard

Arlington, VA 22203

Fax: (703) 528-4510

Attention: Corporate Secretary

if to the Trustee:

Wells Fargo Bank, N.A.

MAC C9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Fax No.: (612) 667-9825

Attention: Dolphin Subsidiary II Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, to DTC by electronic mail in accordance with accepted practices at DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

SECTION 10.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that all such conditions precedent have been complied with.

SECTION 10.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(i) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

SECTION 10.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

SECTION 10.07. Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 10.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

SECTION 10.09. Successors. All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

SECTION 10.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 10.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

SECTION 10.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

DOLPHIN SUBSIDIARY II, INC.
as Issuer

By:	/s/ Willard C. Hoagland, III
Name: Willard C. Hoagland, III
Title: Vice President

Attest:
By:	/s/ Edward Hall, III
Name: Edward Hall, III
Title: Vice President and Assistant Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Jayne Sillman
Name: Jayne Sillman
Title: Vice President

Attest:
By:	/s/ Rick Prokosch
Name: Rick Prokosch
Title: Vice President

EXHIBIT A-1

[FACE OF 2016 NOTE]

Dolphin Subsidiary II, Inc.

6.50% Senior Note Due 2016

[CUSIP] [144A]: 256882AA9

[ISIN] [144A]: US256882AA920

[CUSIP] [Reg S]: U2544NAA3

[ISIN] [Reg S]: USU2544NAA38

No.

$

Dolphin Subsidiary II, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of                             Dollars ($        ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on October 15, 2016.

Interest Rate: 6.50% per annum

Interest Payment Dates: April 15 and October 15, commencing April 15, 2012.

Regular Record Dates: April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DOLPHIN SUBSIDIARY II, INC.

By:
Name:
Title:

A-1

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.50% Senior Notes Due 2016 described in the Indenture referred to in this Note.

Wells Fargo Bank, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

A-2

[REVERSE SIDE OF 2016 NOTE]

Dolphin Subsidiary II, Inc.

6.50% Senior Note Due 2016

1.	Principal and Interest.

The Company promises to pay the principal of this Note on October 15, 2016.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, and at maturity at the rate of 6.50% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the interest payment date) on each interest payment date, commencing April 15, 2012.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 6.50%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indenture.

This is one of the series of Notes designated as “6.50% Senior Notes due 2016” (the “2016 Notes”) issued under an indenture dated as of October 3, 2011 (as amended from time to time) (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as Trustee, (the “Trustee”). Another series of Notes designated as “7.25% Senior Notes due 2021” (the “2021 Notes”) has also been issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

A-3

The Notes are general unsubordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the 2016 Notes to $450,000,000, and the original aggregate principal amount of the 2021 Notes to $800,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes will be considered the same series of Notes. Depending on the circumstances, the Indenture provides that each series of Notes shall vote as a separate class or that both series of Notes will vote together as a single class.

3.	Repurchase of Notes Upon a Change of Control.

Upon the occurrence of a Change of Control Triggering Event, the Holder of this Note will have the right to require the Company to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of this Note at a repurchase price in cash equal to 101% of the principal amount of this Note plus accrued and unpaid interest, if any, to the date of repurchase, as further described in the Indenture.

4.	Redemption; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes of any series to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture with respect to the Notes of such series or may be discharged from certain of its obligations under certain provisions of the Indenture with respect to the Notes of such series.

5.	Special Mandatory Redemption.

If (i) prior to September 30, 2012 the Company shall have determined in its discretion that the Escrow Release Conditions cannot be satisfied by such date and shall have provided Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the date (the “Special Mandatory Redemption Date”) on which a Special Mandatory Redemption will occur; or (ii) the Escrow Property shall not have been released pursuant to the terms of the Escrow Agreement by 11:59 p.m. on September 30, 2012, the Company shall deliver, within three (3) Business Days after September 30, 2012, in the case of clause (ii) above, a Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date the Company shall redeem the Notes at a price equal to the sum of 101% of the issue price of the Notes to be redeemed plus accrued and unpaid interest on the Notes of that series from the Issue Date of the Notes of that series up to, but not including, the Special Mandatory Redemption Date.

6.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may

A-4

register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

7.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, with respect to the Notes of any series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of that series may declare all the Notes of that series to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders of the Notes of any series may not enforce the Indenture or the Notes of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or Notes of any series. Subject to certain limitations, Holders of a majority in principal amount of the Notes of any series then outstanding may direct the Trustee in its exercise of remedies.

8.	Amendment and Waiver.

Subject to certain exceptions, the Indenture with respect to the Notes of any series and such Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of that series. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to, among other things, cure any ambiguity, defect or inconsistency.

9.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

10.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (=Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-5

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

A-6

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to October 3, 2012, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐        (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐        (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature

Guarantee:1

By:
To be executed by an executive officer

[1]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-7

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 4.07 of the Indenture, check the Box:

☐

If you wish to have a portion of this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 4.07 of the Indenture, state the amount (in principal amount): $            .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:2

[2]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-8

EXHIBIT A-2

[FACE OF 2021 NOTE]

Dolphin Subsidiary II, Inc.

7.25% Senior Note Due 2021

[CUSIP] [144A]: 256882AC5

[ISIN] [144A]: US256882AC56

[CUSIP] [Reg S]: U2544NAB1

[ISIN] [Reg S]: USU2544NAB11

No.

$

Dolphin Subsidiary II, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of                             Dollars ($        ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on October 15, 2021.

Interest Rate: 7.25% per annum

Interest Payment Dates: April 15 and October 15, commencing April 15, 2012.

Regular Record Dates: April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DOLPHIN SUBSIDIARY II, INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 7.25% Senior Notes Due 2021 described in the Indenture referred to in this Note.

Wells Fargo Bank, N.A., as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF 2021 NOTE]

Dolphin Subsidiary II, Inc.

7.25% Senior Note Due 2021

1.	Principal and Interest.

The Company promises to pay the principal of this Note on October 15, 2021.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, and at maturity at the rate of 7.25% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the interest payment date) on each interest payment date, commencing April 15, 2021.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 7.25%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indenture.

This is one of the series of Notes designated as “7.25% Senior Notes due 2021” (the “2021 Notes”) issued under an indenture dated as of October 3, 2011 (as amended from time to time) (the “Indenture”) between the Company and Wells Fargo Bank, N.A., as Trustee, (the “Trustee”). Another series of Notes designated as “6.50% Senior Notes due 2016” (the “2016 Notes”) has also been issued under the Indenture. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsubordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the 2021 Notes to $800,000,000, and the original aggregate principal amount of the 2016 Notes to $450,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes of each series and all such Additional Notes of such series will be considered the same series of Notes. Depending on the circumstances, the Indenture provides that each series of Notes shall vote as a separate class or that both series of Notes will vote together as a single class.

3.	Repurchase of Notes Upon a Change of Control.

Upon the occurrence of a Change of Control Triggering Event, the Holder of this Note will have the right to require the Company to repurchase all or any part (no note of a principal amount of $2,000 or less will be repurchased in part) of this Note at a repurchase price in cash equal to 101% of the principal amount of this Note plus accrued and unpaid interest, if any, to the date of repurchase, as further described in the Indenture.

4.	Redemption; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes of any series to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture with respect to the Notes of such series or may be discharged from certain of its obligations under certain provisions of the Indenture with respect to the Notes of such series.

5.	Special Mandatory Redemption.

If (i) prior to September 30, 2012 the Company shall have determined in its discretion that the Escrow Release Conditions cannot be satisfied by such date and shall have provided Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the date (the “Special Mandatory Redemption Date”) on which a Special Mandatory Redemption will occur; or (ii) the Escrow Property shall not have been released pursuant to the terms of the Escrow Agreement by 11:59 p.m. on September 30, 2012, the Company shall deliver, within three (3) Business Days after September 30, 2012, in the case of clause (ii) above, a Redemption Notice, acknowledged by the Trustee, to the Escrow Agent setting forth the Special Mandatory Redemption Date. On the Special Mandatory Redemption Date the Company shall redeem the Notes at a price equal to the sum of 101% of the issue price of the Notes to be redeemed plus accrued and unpaid interest on the Notes of that series from the Issue Date of the Notes of that series up to, but not including, the Special Mandatory Redemption Date.

6.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

7.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, with respect to the Notes of any series occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes of that series may declare all the Notes of that series to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders of the Notes of any series may not enforce the Indenture or the Notes of such series except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or Notes of any series. Subject to certain limitations, Holders of a majority in principal amount of the Notes of any series then outstanding may direct the Trustee in its exercise of remedies.

8.	Amendment and Waiver.

Subject to certain exceptions, the Indenture with respect to the Notes of any series and such Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of that series. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes of any series to, among other things, cure any ambiguity, defect or inconsistency.

9.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

10.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (=Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL

CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to October 3, 2012, the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐        (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐        (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:

Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature

Guarantee:[3]

By:
To be executed by an executive officer

[3]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 4.07 of the Indenture, check the Box:

☐

If you wish to have a portion of this Note purchased by the Company pursuant to a Change of Control Offer pursuant to Section 4.07 of the Indenture, state the amount (in principal amount): $        .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:4

[4]

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER

(1) REPRESENTS THAT

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR

(B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,

(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR

(E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD

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REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

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EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT D

Regulation S Certificate

            ,

Wells Fargo Bank, N.A.

[ADDRESS OF TRUSTEE]

Attention: [                            ]

Re:	Dolphin Subsidiary II, Inc.
[6.50% Senior Notes due 2016 (the “Notes”)]
[7.25% Senior Notes due 2021 (the “Notes”)]
Issued under the Indenture (the “Indenture”) dated as
of October 3, 2011, relating to the Notes

Dear Sirs:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐        A. This Certificate relates to our proposed transfer of $        principal amount of Notes issued under the Indenture. We hereby certify as follows:

1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted

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Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐        B. This Certificate relates to our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not prearrange the transaction in the United States.

3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT E

Rule 144A Certificate

            ,

Wells Fargo Bank, N.A.

[ADDRESS OF TRUSTEE]

Attention: [                    ]

Re:    Dolphin Subsidiary II, Inc.

[6.50% Senior Notes due 2016 (the “Notes”)]

[7.25% Senior Notes due 2021 (the “Notes”)]

Issued under the Indenture (the “Indenture”) dated as

of October 3, 2011, relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐        A. Our proposed purchase of $         principal amount of Notes issued under the Indenture.

☐        B. Our proposed exchange of $         principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 20    , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

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Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT F

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, N.A.
[ADDRESS OF TRUSTEE]
Attention: [ ] OR

[Euroclear Bank S.A./N.V., as operator of the Euroclear System] OR

[Clearstream Banking SA]

Re:	Dolphin Subsidiary II, Inc.
[6.50% Senior Notes due 2016 (the “Notes”)]
[7.25% Senior Notes due 2021 (the “Notes”)]
Issued under the Indenture (the “Indenture”) dated as
of October 3, 2011, relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐        A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐        B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:	Wells Fargo Bank, N.A.
[ADDRESS OF TRUSTEE]
Attention: [ ]

Re:	Dolphin Subsidiary II, Inc.
[6.50% Senior Notes due 2016 (the “Notes”)]
[7.25% Senior Notes due 2021 (the “Notes”)]
Issued under the Indenture (the “Indenture”) dated as
of October 3, 2011, relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations (“Member Organizations”) appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[EUROCLEAR BANK S.A./N.V., as operator of the Euroclear System]

OR

[CLEARSTREAM BANKING SA]

By:
Name:
Title:
Address:

Date:

EXHIBIT G

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

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